Exhibit 10.2

Exhibit 10.2

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

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In accordance with the terms of the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (the “Plan”), pursuant to action of the Compensation Committee of the Board of Directors of MDU Resources Group, Inc. (the “Committee”), MDU Resources Group, Inc. (the “Company”) hereby grants to you (the “Participant”) an opportunity to receive an annual incentive award for calendar year 20[  ] (the “Award”), subject to the terms and conditions set forth in this Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), as set forth below:

Target Award:	$[ ] (the “Target Award”)
Performance Goals:	Described in Annex B
Performance Period:	January 1, 20[ ] through December 31, 20[ ] (the "Performance Period")
THE AWARD IS SUBJECT TO FORFEITURE AS PROVIDED HEREIN.  THIS AWARD AND AMOUNTS RECEIVED IN CONNECTION WITH THIS AWARD ARE ALSO SUBJECT TO FORFEITURE, RECAPTURE OR OTHER ACTION IN THE EVENT OF AN ACCOUNTING RESTATEMENT, AS PROVIDED IN THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are integral parts of this Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth in this Award Agreement are hereby incorporated herein by reference.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Award Agreement, including Annexes A and B hereto, and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

MDU RESOURCES GROUP, INC.

By:
Thomas Everist Chairman of the Compensation Committee

Agreed:

______________________________________________

Participant

Attachments:	Annex A
Annex B

ANNEX A

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

It is understood and agreed that the Award evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1. Nature of Award.  The Award represents the opportunity to receive an annual incentive award if the Performance Goals are achieved during the Performance Period.

2. Determination of Annual Incentive Award Earned.  The amount of the annual incentive award earned, if any, pursuant to this Award Agreement shall range from zero to 200% of the Target Award based upon achievement of the Performance Goals, with such percentage determined by the Committee in accordance with Annex B hereto.

3. Payment.  Payment of any annual incentive award earned pursuant to this Agreement shall be made in cash in a lump sum.  Unless the Participant has elected to defer receipt of the annual incentive award in accordance with an applicable deferral arrangement, payment will be made as soon as practicable (but not later than the next March 10th) following the Committee's certification of the achievement of the Performance Goals and determination of the Participant's annual incentive payment pursuant to Section 2 hereof.

4. Termination of Employment.  Notwithstanding anything contained herein to the contrary, except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award under this Award Agreement, the Participant must remain in the employ of the Company through the Performance Period.

5. Discretion

(a)  No Positive Discretion.  Unless otherwise determined and established in writing by the Committee within 90 days of the beginning of the Performance Period, no adjustment shall be made to the Performance Goals if the adjustment would increase the annual incentive award payment.
(b)  Negative Discretion.  The Committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine, including but not limited to the 20% limitation described in the following sentence.  The 20% limitation means that no more than 20% of after-tax earnings that are in excess of planned earnings at the business unit level for operating company executives and at the MDU Resources Group level for corporate executives will be paid in annual incentives to executives.  The application of this limitation or any other reduction, and the methodology used in determining any such reduction, is in the sole discretion of the Committee.

6. Tax Withholding.  The Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any Federal, state and local taxes (including the Participant's FICA obligations) required by law to be withheld with respect to the Award.

7. Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, its Board of Directors, or the Committee.

8. Notices. Any notice hereunder to the Company shall be addressed to its office, 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

9. Definitions. Capitalized terms not otherwise defined herein or in the Award Agreement shall have the meanings given them in the Plan.

10. Governing Law and Severability. To the extent not preempted by Federal law, the Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.  In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

11. No Rights to Continued Employment.  This Award Agreement is not a contract of employment.  Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a Subsidiary.

ANNEX B - Business Units

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

[Attach Business Unit [2011] Approved Performance Goals]

ANNEX B – MDU Resources Group, Inc.

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

Determination of Annual Incentive Award Earned and Performance Goals.

The amount of the annual incentive award earned, if any, for the Performance Period shall be determined in accordance with the following formula:

Annual Incentive Award Earned = Payout Percentage X Target Award

The Payout Percentage is determined based on the annual incentive award payments made to the president and chief executive officers of the four business units – Knife River Corporation, MDU Construction Services Group, Inc., WBI Holdings, Inc. and Combined Utility Group (collectively, the "Business Units") – and will be calculated as follows.  Each business unit president and chief financial officer's annual incentive award payment, expressed as a percentage of his annual target award, will be multiplied by that business unit's percentage share of average invested capital for [2011].  These four products will be added together, and the sum will be multiplied by the Participant's Target Award.

Performance Goals

The Performance Goals for the Business Units are as follows: [Attach [2011] Approved Performance Goals for Knife River Corporation, MDU Construction Services Group, Inc., WBI Holdings, Inc. and Combined Utility Group]